UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 9, 2010

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura, Scottsdale, Arizona	85258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Former name and former address, if changed since last report: Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2010, Rural/Metro Corporation (the “Company”) announced that M. Bryan Gibson, 43, was appointed Executive Vice President and Chief Operating Officer. The Company’s press release announcing Mr. Gibson’s appointment as EVP and COO is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Mr. Gibson has more than 20 years of experience in the ambulance and fire protection industry, having begun his career as a paramedic for the City of Memphis Fire Department. Mr. Gibson joined Rural/Metro in 1997 following the acquisition of his company, Priority EMS, as Division General Manager of the mid-South market.

Mr. Gibson was promoted in 1998 to Director of Business Development for the Company’s South Emergency Services segment. He served from 2001 to 2005 as Division General Manager for EMS operations in West Tennessee, Alabama and Northwest Florida, as well as the Company’s national specialty fire protection division. In 2005, he was promoted to Group President of the South segment, and in 2008, he was given additional responsibility as President of the Southwest segment. In April 2010, Mr. Gibson’s responsibilities were expanded to include oversight on an interim basis of all operating segments nationwide.

The Company entered into an Executive Employment Agreement and a Change of Control Agreement with Mr. Gibson, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K. Mr. Gibson’s initial term of employment is three years with automatic one-year renewals thereafter. Mr. Gibson will receive the following compensation: (i) annual base salary of $425,000; (ii) sign-on bonus in the amount of $100,000; (iii) participation in the Company’s Management Incentive Plan, with a targeted bonus equal to 70% of his annual base salary; and (iv) participation in Company’s 2008 Stock Incentive Plan.

Subject to Board approval and in connection with the next annual cycle of management awards granted by the Board in September 2010, Mr. Gibson will receive an equity grant pursuant to the 2008 Stock Incentive Plan with an aggregate target value equal to $275,000, which will be equally divided between Restricted Stock Units and Stock Appreciation Rights. Thereafter, Mr. Gibson shall be eligible to receive further equity grants under the Plan, and the target annual value of future grants is expected to be $275,000.

Mr. Gibson is entitled to certain payouts in the event his employment is terminated without cause, for good reason by Mr. Gibson or in the event of change in control. Mr. Gibson is subject to restrictive covenants during and following his employment, including non-competition and non-solicitation covenants which are applicable for 24 months following termination of employment. The foregoing summary of the terms of Mr. Gibson’s employment is qualified in its entirety by reference to the full text of the Executive Employment Agreement and the Change of Control Agreement, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Executive Employment Agreement by and between M. Bryan Gibson and Rural/Metro Corporation, dated June 9, 2010

10.2	Change of Control Agreement between M. Bryan Gibson and Rural/Metro Corporation, effective July 1, 2010

99.1	Press release of Rural/Metro Corporation dated June 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2010	RURAL/METRO CORPORATION Registrant

	By:	/s/ Kristine B. Ponczak
	Name: Title:	Kristine B. Ponczak Senior VP and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive Employment Agreement by and between M. Bryan Gibson and Rural/Metro Corporation, dated June 9, 2010

10.2	Change of Control Agreement between M. Bryan Gibson and Rural/Metro Corporation, effective July 1, 2010

99.1	Press release of Rural/Metro Corporation dated June 9, 2010.